Exhibit 21
Schedule of Subsidiaries of the Company

Name	Doing Business As	% of Ownership	Place of Incorporation or Organization
Administradora Soal S.A. de C.V.		100%	Mexico
Atlas Spring Manufacturing Corp.		100%	California
Buffalo Batt & Felt, LLC		100%	Delaware
Changshu L&V Automobile Motion Co. Ltd.		100%	China
Chieng Yeng Ent. Co., Ltd.		100%	British Virgin Islands
Church Corporate Park Owner’s Association, LLC		62%	Delaware
Crest-Foam Corp.	Edison Foam Processing Corp.	100%	New Jersey
	Healthy Sleeper
	Industrial Components Group
	L&P Carpet Cushion
	L&P Flooring Products
	Leggett & Platt Carpet Cushion
	Leggett & Platt Carpet Cushion Division
	Leggett & Platt Flooring Products
	S.C.S.
	Sleep Comfort Systems by Leggett & Platt
David Hart Aerospace Pipes Limited		100%	United Kingdom
David Hart Aerospace Pipes (Machining Division) Ltd		100%	United Kingdom
De Todo en Alambre de Aguascalientes, S. de R.L. de C.V.		100%	Mexico
DHAP Corporate Trustee Limited		100%	United Kingdom
DHAP Ltd		100%	United Kingdom
Dresher, Inc.	Harris-Hub Company, Inc.	100%	Delaware
Fides s.r.l.		100%	Italy
Flex-O-Lators, Incorporated		100%	Missouri
Fo Shan City Nan Hai Chieng Yeng Plastic & Hardware Product Co., Ltd.		100%	China
Gateway Holdings Limited		100%	United Kingdom
Guangdong Zhaoqing L&V Co. Ltd.		100%	China
Hanes CNC Services Co.		100%	North Carolina
Hanes Companies - New Jersey, LLC	Hanes	100%	Delaware
	Hanes Companies
	Hanes Converting Company
	Hanes Engineered Materials
	Hanes Fabrics Company
	Hanes Geo Components
	Hanes Trading Company
Hanes Companies Foundation		100%	North Carolina

Name	Doing Business As	% of Ownership	Place of Incorporation or Organization
Hanes Companies, Inc.	Attila Environmental Products	100%	North Carolina
	Civ-Con
	Civ-Con Products & Solutions
	ERO-TEX
	Geo-Civ Products
	Geotex Supply
	Hanes
	Hanes Companies
	Hanes Companies - New Jersey
	Hanes Converting Company
	Hanes Dye & Finishing Division
	Hanes Engineered Materials
	Hanes Fabrics Company
	Hanes Geo Components
	Hanes Industries Division
	Hanes Industries Division, Inc.
	Hanes Industries Engineered Materials
	Hanes Trading Company
	Hill Country Culvert
	Hill Country Culverts
	Hill Country Site Supply
	Ikex
	Interwoven
	Interwoven Group
	Jarex
	Lone Star Geo Products
	North American Textile
	North American Textiles
	North American Textile Component
	North American Textile Components
	Price & Company
	VWR Textiles & Supplies
	Webtec
	West End Textiles Company
Hongkong Veilon Limited		100%	Hong Kong
Jiaxing Ellermann Asia Trading Ltd.		100%	China
JP&S Holdings Limited		100%	United Kingdom
JP&S Unlimited		100%	United Kingdom
Kelmax Lopez Manufacturing, S.A. de C.V.		100%	Mexico
Kintec-Solution GmbH		100%	Germany
L and C Windsor Cables Ltd.		100%	Canada
L and G Acquisition Company, LLC		100%	Delaware
L and P Mexico, S. de R.L. de C.V.	L and P Mexico, Incorporated	100%	Mexico
L and P Springs South Africa (Pty) Ltd.		100%	S. Africa

Name	Doing Business As	% of Ownership	Place of Incorporation or Organization
L&C Changsha Cable Industries Ltd.		100%	China
L&C Suizhou Cable Industries Ltd.		100%	China
L&P Acquisition Company - 58		100%	Delaware
L&P Acquisition Company - 59		100%	Delaware
L&P Acquisition Company - 62		100%	Delaware
L&P Acquisition LLC - 10		100%	Delaware
L&P Acquisition LLC - 20		100%	Delaware
L&P Acquisition LLC - 21		100%	Delaware
L&P Aerospace Acquisition Company, LLC	Pegasus Manufacturing	100%	Delaware
L&P Automotive (Korea) LLC		100%	South Korea
L&P Automotive Europe GmbH		100%	Germany
L&P Automotive Europe Headquarters GmbH		100%	Germany
L&P Automotive Japan Ltd.		100%	Japan
L&P Automotive Luxembourg, S.à r.l.		100%	Luxembourg
L&P Denmark ApS		100%	Denmark
L&P Electric, Inc.	Leggett & Platt Electric, Inc.	100%	Delaware
L&P Europe SCS		100%	Luxembourg
L&P Financial Services Co.	Hi Life Products	100%	Delaware
	Industrial Components Group
	L&P Carpet Cushion
	L&P Flooring Products
	Leggett & Platt Carpet Cushion
	Leggett & Platt Flooring Products
L&P Holdings, Inc.		100%	Delaware
L&P Hungary Ltd.		100%	Hungary
L&P International Holdings Company		100%	Delaware
L&P Materials Manufacturing, Inc.	Adcom Wire	100%	Delaware
	Adcom Wire Company
	Consumer Products Group
	L&P Flooring Products
	Leggett & Platt Consumer Products Group
	Leggett & Platt Flooring Products
	Mary Ann Industries
L&P Netherlands Holdings B.V.		100%	Netherlands
L&P Property Foremost Industrial Park LLC		100%	Michigan
L&P Property Management Company	Consumer Products Group	100%	Delaware
	IDEA Center
	L&P PMC, Inc.
	Leggett & Platt Consumer Products Group
	Leggett & Platt West Coast Furniture

Name	Doing Business As	% of Ownership	Place of Incorporation or Organization
L&P Real Estate Services, LLC		100%	Missouri
L&P Springs Denmark ApS		100%	Denmark
L&P Springs Manufacturing, LLC		100%	Delaware
L&P Supply Chain Management, LLC		100%	Delaware
L&P Swiss Holding GmbH		100%	Switzerland
L&P Transportation LLC	L&P Global Supply Chain	100%	Delaware
	Leggett & Platt Consumer Products Group
	Leggett & Platt Global Supply Chain
	Leggett & Platt Transportation, LLC
L&P UK Holdings LP		100%	United Kingdom
L&P UK-1 Limited		100%	United Kingdom
L&P UK-2 Limited		100%	United Kingdom
L&P/Chieng Yeng Management Co. Limited		100%	Hong Kong
L&V 5 México, S. de R.L. de C.V.		100%	Mexico
Landmark Earth Solutions, Inc.		100%	Nevada
Leaving Taos, Inc.	Leggett Southwest Carpet Cushion	100%	Delaware
Leggett & Platt (Barbados) Ltd.		100%	Barbados
Leggett & Platt (Guangzhou) Co. Ltd.		100%	China
Leggett & Platt (Jiaxing) Co. Ltd.		100%	China
Leggett & Platt (Shanghai) Co. Ltd.		100%	China
Leggett & Platt (Shanghai) Consulting Co. Ltd.		100%	China
Leggett & Platt (Shanghai) Machinery Technology Co. Ltd.		100%	China
Leggett & Platt (Taizhou) Co. Ltd.		100%	China
Leggett & Platt Administradora, S.A. de C.V.		100%	Mexico
Leggett & Platt Asia (HT) Limited		100%	Hong Kong
Leggett & Platt Asia Limited	L&P Global Supply Chain Solutions	100%	Hong Kong
Leggett & Platt Automotive Group - New Jersey, LLC		100%	Delaware
Leggett & Platt Automotive Group de Mexico, S. de R.L. de C.V.		100%	Mexico
Leggett & Platt Automotive India Private Limited		100%	India
Leggett & Platt Canada Co.	A&R Geosynthetics	100%	Canada
	Canadian Furniture
	Crown North America
	Crown-VMS
	Design Fabricators
	Design Fabricators/Fabricants de Design
	FBG Canada
	Globe Spring

Name	Doing Business As	% of Ownership	Place of Incorporation or Organization
	Hanes Engineered Materials
	Hanes Geo Components
	Hanes Geo Components/Geocomposites Hanes
	Hanes Industries
	L&P Automotive Group
	L&P Automotive Group London
	L&P Plastics
	L&P Plastics/Plastiques L et P
	L&P Wire-Tie Systems
	Leggett & Platt Automotive Group
	Leggettwood
	Leggettwood, Roberval
	Leggettwood, St-Germain
	Leggettwood, St-Nicolas
	Lenrod
	Lenrod - Hanes
	Lenrod Industries
	Lenrod Industries, a Division of Leggett & Platt Canada Co.
	Les Industries Lenrod
	Les Industries Lenrod, une Division de Societe Leggett & Platt Canada
	No-Sag Spring Company
	Northfield Metal Products
	Paris Spring
	Rothtex
	Schukra of North America
	Spruceland Forest Products
	Vehicle Management Systems
	VMS
	Westex
	Westex International
	Wiz Wire and Spring
Leggett & Platt Components Company, Inc.	Ark-Ell Springs	100%	Delaware
	Cameo Fibers
	Cumulus Fibres
	Everwood Products
	Industrial Components Group
	L&P Carpet Cushion
	Leggett & Platt Bedding
	Leggett & Platt Carpet Cushion
	Matrex
	Matrex Furniture Components
	Moiron
	Omega Motion
	Petco Sackner

Name	Doing Business As	% of Ownership	Place of Incorporation or Organization
	Sterling & Adams Bentwood
	Super Sagless Hardware
	Tupelo Sleeper
Leggett & Platt Components Europe Limited	Wellhouse	100%	United Kingdom
	Wellhouse Wire Products
Leggett & Platt de Mexico, S. de R.L. de C.V.	Leggett & Platt de Mexico, Incorporated	100%	Mexico
Leggett & Platt do Brasil Ltda.		100%	Brazil
Leggett & Platt Eastern Europe LLC		100%	Russia
Leggett & Platt Europe Finance SCS		100%	Luxembourg
Leggett & Platt France		100%	France
Leggett & Platt Industry (Huizhou) Co. Ltd.		100%	China
Leggett & Platt International Service Corporation		100%	Delaware
Leggett & Platt International Trade (Shanghai) Co., Ltd.		100%	China
Leggett & Platt Luxco 5, S.à r.l.		100%	Luxembourg
Leggett & Platt Luxembourg Holdings S.à r.l.		100%	Luxembourg
Leggett & Platt Luxembourg S.à r.l.		100%	Luxembourg
Leggett & Platt Middle East, Incorporated		100%	Delaware
Leggett & Platt Office Components, LLC	LP Cincro	100%	Delaware
Leggett & Platt Office Components International S.r.l.		100%	Italy
Leggett & Platt Residencial, S. de R.L. de C.V.		100%	Mexico
Leggett & Platt Servicios Comerciales, S.A. de C.V.		100%	Mexico
Leggett & Platt Servicios de Manufactura, S.A. de C.V.		100%	Mexico
Leggett & Platt Servicios Ejecutivos, S. de R.L. de C.V.		100%	Mexico
Leggett & Platt Tax Partnership		100%	Missouri
Leggett & Platt Texas Properties, LLC		100%	Texas
Leggett & Platt UK Holdings LLP		100%	United Kingdom
Leggett & Platt UK Limited		100%	United Kingdom
Legplat, S. de R.L. de C.V.		100%	Mexico
LPI Michigan Realty LLC		100%	Delaware
LPT d.o.o.		100%	Croatia
Luxco Holdings, LLC		100%	Delaware
Malvern Property Holdings, LLC		100%	Delaware
MPI (A Leggett & Platt Company), Inc.		100%	Texas
MPI, Inc.		100%	Mississippi
Nestaway, LLC		100%	Delaware

Name	Doing Business As	% of Ownership	Place of Incorporation or Organization
ORG PHC Midco, Inc.		100%	Delaware
PHC India Holdings Private Limited		100%	Singapore
Portstewart Capital, LLC		100%	Delaware
Portstewart Funding, LLC		100%	Delaware
Precision Hydraulic Cylinders (UK) Limited		100%	United Kingdom
Precision Hydraulic Cylinders, Inc.		100%	North Carolina
Precision Hydraulics Private Limited		100%	India
Project Clear, LLC		100%	Delaware
Project Clear 2, LLC		100%	Delaware
Pullmaflex Benelux N.V.		100%	Belgium
Pullmaflex International Limited		100%	United Kingdom
Pullmaflex Southern Africa (Proprietary) Limited		49%	South Africa
Pullmaflex UK Limited		100%	United Kingdom
Schukra Berndorf Ges.m.b.H.		100%	Austria
SCHUKRA Geratebau GmbH		100%	Austria
SCI Parent, Inc.		100%	Delaware
Solon Specialty Wire Co.	Shaped Wire	100%	Delaware
Southwest Carpet Pad, Inc.		100%	California
Specitubes SAS		100%	France
Sponge-Cushion, Inc.		100%	Illinois
Spuhl GmbH		100%	Switzerland
Sterling Steel Company, LLC		100%	Delaware
Suncoast Lots 579, LLC		100%	Florida
TAG Environmental Inc.		51%	Canada
Taizhou Intes-Leggett & Platt Special Textile Co., Ltd.		50%	China
Terrafix Environmental Technology Inc.		100%	Canada
Terrafix Geosynthetics Inc.		100%	Canada
TL PL sp. z o.o.		100%	Poland
Trio Line Polska sp. z o.o.		70%	Poland
Valley Metals, LLC	L&P Aerospace	100%	California
	Leggett & Platt Aerospace
Walk-On Products, Inc.		100%	North Carolina
Western Pneumatic Tube Company, LLC	L&P Aerospace	100%	Washington
	Leggett & Platt Aerospace
Western Pneumatic Tube Holding, LLC		100%	Delaware
Wuxi Leggett & Platt-Huaguang Automobile Parts Co. Ltd.		100%	China